As filed with the Securities and Exchange Commission on December 18, 2003

Registration No. 33-23822

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	86-0385884 (IRS Employer Identification Number)

10955 Vista Sorrento Parkway, San Diego, CA (Address of Principal Executive Offices)	92130 (Zip Code)

1987 DIRECTOR STOCK PLAN
(Full Title of the Plan)

THOMAS D. KAMPFER
Vice President, General Counsel and Secretary
Iomega Corporation
10955 Vista Sorrento Parkway
San Diego, CA 92130
(Name and Address of Agent for Service)

(858) 314-7000
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
JONATHAN WOLFMAN, ESQ.
Hale and Dorr
60 State Street
Boston, MA 02109

Explanatory Note:

        This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 33-23822 (the “Registration Statement”) is being filed to deregister certain shares of Common Stock, $.03 1/3 par value per share (the “Common Stock”), of Iomega Corporation (the “Company”) that were registered pursuant to the Company’s 1987 Director Option Plan (the “Plan”).

        The Registration Statement registered 600,000 shares (as adjusted for stock splits occurring subsequent to the filing of the Registration Statement) of Common Stock issuable under the Plan. An aggregate of 585,000 shares of Common Stock were issued to participants under the Plan. The Plan has been terminated, and no additional shares will be issued thereunder. The Registration Statement is hereby amended to deregister the remaining 15,000 shares of Common Stock reserved for issuance under the Plan that remain unsold.

SIGNATURE

        Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on December 18, 2003.

IOMEGA CORPORATION /s/ Thomas D. Kampfer Thomas D. Kampfer Vice President, General Counsel and Secretary